Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement (No. 333-267895) on Form S-4 of HBT Financial, Inc. of our report dated March 11, 2022, relating to the consolidated financial statements of HBT Financial, Inc., appearing in the Annual Report on Form 10-K of HBT Financial, Inc. for the year ended December 31, 2021.

We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.

/s/RSM US LLP

Chicago, Illinois

November 3, 2022